Exhibit 5.1

Robinson & Cole LLP	1055 Washington Boulevard
Stamford, CT 06901-2249
Main (203) 462-7500
Fax (203) 462-7599
January 10, 2011
FuelCell Energy, Inc.
3 Great Pasture Way
Danbury, Connecticut
Ladies and Gentlemen:
We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with (i) the issuance by the Company of shares of the Company’s common stock, $0.0001 par value per share (“Shares”), pursuant to the Placement Agent Agreement, dated January 10, 2011 (the “Placement Agent Agreement”), with Lazard Capital Markets LLC as the placement agent, (ii) the Shares to be issued upon exercise of warrants (the “Warrants”) described in the Placement Agent Agreement, and (ii) the Shares to be issued upon exercise of the additional purchase right (the “Additional Purchase Right”) as described in the Subscription Agreement, dated January 10, 2011, with the investor (collectively, the “Securities”). The Securities have been registered pursuant to a Registration Statement on Form S-3 (Registration Number 333-164412) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus, dated as of September 21, 2010 (the “Prospectus”), and a prospectus supplement, dated as of January 10, 2011 (the “Prospectus Supplement”).
In connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
Based upon the foregoing, we are of the opinion that the Securities, when issued and delivered in the manner and on the terms described in the Placement Agent Agreement, the Warrant and the Additional Purchase Right, will be validly issued, fully paid and non-assessable.
We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

Robinson & Cole, LLP
/s/ Richard A. Krantz
Richard A. Krantz